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                                                                   Exhibit 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to Intuit Inc. 1996 Directors Stock Option Plan and to the incorporation by reference therein of our report dated August 19, 1999, except for paragraph 4 of Note 19 as to which the date is September 9, 1999, with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K/A, Amendment No. 1) for the year ended July 31, 1999, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Palo Alto, California
December 10, 1999